Exhibit 99.1
NEWS
Anadarko Announces Pricing of
$2.0 Billion of Senior Notes
HOUSTON, Aug. 9, 2010 — Anadarko Petroleum Corporation (NYSE: APC) today announced it has priced its registered public offering of $2.0 billion, 6.375 percent Senior Notes due 2017.
     Anadarko expects to close the offering on Aug. 12, 2010, and will use the net proceeds from the offering to repay approximately $1.3 billion of outstanding indebtedness due December 2012 and for general corporate purposes including the refinancing of other near-term debt maturities. As a result of repaying such indebtedness with the proceeds of the offering, Anadarko will not be entering into its previously announced $1.5 billion senior secured term loan facility.
     J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as lead book-running managers for the offering. The offering is being made only by means of a prospectus and related prospectus supplement. An investor may obtain free copies of both the prospectus and related prospectus supplement by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in this offering will arrange to send a prospectus as supplemented to an investor, if requested, by contacting J.P. Morgan Securities Inc. at 1-212-834-4533 or by mail to Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Post-Sale Fulfillment; Barclays Capital Inc. at 1-888-603-5847 or by emailing to barclaysprospectus@broadridge.com; Citigroup Global Markets Inc. at 1-877-858-5407 or by mail to Citigroup Global Markets Inc., Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220; Credit Suisse Securities (USA) LLC at 1-800-221-1037 or by mail to Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010; Deutsche Bank Securities Inc. at 1-800-503-4611 or by emailing to prospectusrequest@list.db.com or by mail to Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311; Goldman, Sachs & Co. at 866-471-2526 or by emailing to prospectus-ny@ny.email.gs.com or by mail to Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, facsimile: 1-212-902-

9316; Morgan Stanley & Co. Incorporated at 1-866-718-1649 or by emailing to prospectus@morganstanley.com or by mail to 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department; or UBS Securities LLC at 1-877-827-6444 ext. 561-3884 or by mail to UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus as supplemented, which is part of a shelf registration statement that became effective on Aug. 14, 2009.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially form the projections, anticipated results or other expectations expressed in this news release. See “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the quarters ending March 31, 2010 and June 30, 2010, and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.
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Anadarko Contacts
Media:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Matt Carmichael, matt.carmichael@anadarko.com, 832.636.2845
Investors:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Chris Campbell, CFA, chris.campbell@anadarko.com, 832.636.8434
Dean Hennings, dean.hennings@anadarko.com, 832.636.2462